UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 5, 2024, Vivakor, Inc. (the “Company”) filed a Current Report on Form 8-K (“Original Form 8-K”) reporting the dismissal of Marcum, LLP, (“Marcum”) as the Company’s independent registered public accounting firm, effective June 28, 2024. On July 3, 2024, the Company provided a copy of the filing to Marcum, and requested that they furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether they agreed with the statements made by the Company in the Form 8-K, and, if not, stating the respects in which they did not agree. At the time the Company filed the Original Form 8-K the Company had not received the requested letter from Marcum. The Company is filing this First Amended Form 8-K/A to include Marcum’s letter to the SEC dated July 19, 2024, which is attached hereto as Exhibit 16.1, and to revise and clarify certain disclosure in the Original Form 8-K.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Auditor Change from Marcum, LLP to Urish Popeck & Co, LLC

The Audit Committee of the Board of Directors (the “Audit Committee”) of Vivakor, Inc. (the “Company”) performed a competitive review process to evaluate and select a new firm as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. On June 28, 2024, the Audit Committee approved the dismissal of Marcum, LLP (“Marcum”) as the Company’s independent registered public accounting firm and also approved the appointment of Urish Popeck & Co, LLC (“Urish”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2024. Urish was formally engaged June 28, 2024.

Marcum’s reports on the Company’s financial statements for the fiscal years ended December 31, 2023 and December 31, 2022 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope, or accounting principles other than an explanatory paragraph related to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent period through June 28, 2024, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in Marcum’s reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses identified in the Company’s internal controls over financial reporting. (1) The Company did not have enough personnel in its accounting and financial reporting functions, which meant the Company was not able to achieve adequate segregation of duties, and, as a result, did not have adequate review controls surrounding: (i) the Company’s technical accounting matters in its financial reporting process, and (ii) the work of specialists involved in the estimation process. Due to new relationships with a small banking institution and consultants in 2023, the Company was not able to achieve adequate controls surrounding the review and dual authorization of certain treasury transactions and fixed assets. (2) The Company did not always follow certain review procedures related to corporate governance. Due to a vacancy of an independent audit committee chairman with financial expertise, and failing to adhere to certain corporate governance administrative procedures, the Company did not achieve adequate review at the independent Board of Director level over subjective and complex accounting and risk assessment. These material weaknesses were previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and which was discussed between the Company’s Audit Committee and Marcum.

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum furnish it with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether Marcum agrees with the above disclosures and, if not, stating the respects in which Marcum does not agree. A copy of Marcum’s letter to the SEC dated July 19, 2024, is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2023 and December 31, 2022, and the interim period through June 28, 2024, the Company did not consult with Urish regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Urish concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated July 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

By:	/s/ James H. Ballengee
	Name:	James H. Ballengee
	Title:	Chief Executive Officer

Dated: July 19, 2024

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